Exhibit 10.7

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”), dated as of March 2, 2011, is entered into by and among K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the “Borrower”), certain of the Borrower’s subsidiaries, as guarantors (collectively, the “Guarantors”), U.S. HEALTHCARE I, L.L.C., as Administrative Agent and Collateral Agent (the “Agent”) and the LENDERS listed on the signature pages hereto, and U.S. Healthcare I, L.L.C. (“USH I”) and U.S. Healthcare II, L.L.C. (“USH II”) and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT, dated as of November 17, 2010 (as amended by that certain Amended and Restated Amendment No. 1 to Credit Agreement dated as of January 6, 2011, the “Credit Agreement”) by and among the Borrower, the Guarantors, the Lenders from time to time party thereto and the Agent. Unless otherwise stated, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

WHEREAS, the Credit Parties have failed to comply with the requirement set forth in Section 6.7(b) of the Credit Agreement with respect to the calendar months of December 2010 and January 2011, and, solely as a result of such non-compliance, Events of Default under Section 8.1(b) have occurred and are continuing (the “Covenant Defaults”);

WHEREAS, the Credit Parties have failed to comply with the requirements set forth in Section 5.14 of the Credit Agreement insofar as they have failed to cause there to be effective a Control Agreement with respect to account no. 5590011846 at Bank of America, N.A. and, solely as a result of such non-compliance, an Event of Default under 8.1(b) has occurred and is continuing (the “Control Agreement Default”);

WHEREAS, the Credit Parties have failed to comply with the requirements set forth in Section 5.16(b) of the Credit Agreement and, solely as a result of such non-compliance, an Event of Default under Section 8.1(b) has occurred and is continuing (together with the Covenant Defaults and Control Agreement Default, the “Waived Defaults”);

WHEREAS, the Credit Parties, the Agent and the Lenders entered into, among other agreements, that certain Waiver Agreement dated as of February 27, 2011 (the “Waiver Agreement”) pursuant to which the Lenders waived the Waived Defaults until 5:00 p.m. (New York City time) on March 2, 2011;

WHEREAS, the Borrower has requested that the Agent and the Lenders agree to waive the Waived Defaults on a permanent basis, and amend certain terms and provisions set forth in the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to amend the Credit Agreement on the terms and subject to the conditions specified herein.

NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Obligations. The Borrower and the other Credit Parties acknowledge and agree that the aggregate principal balance of the outstanding Obligations under the Credit Agreement as of February 28, 2011 was not less than $48,091,152.00. The foregoing amount does not include any of the interest, fees, costs, and expenses to which Agent and Lenders are entitled under the Credit Agreement or other Credit Documents. All of the foregoing Obligations are outstanding, and the Borrower and the other Credit Parties agree and acknowledge that (a) they are jointly and severally liable for the Obligations, and (b) they have no right of offset, defense, or counterclaim with respect to any of the Obligations or Liens securing same, and any such offset, defense, or counterclaim is hereby waived.

2. Representations, Warranties and Acknowledgments by Credit Parties. To induce the Agent, the Lenders and the Commitment Parties to execute this Agreement, as of the Effective Date (as defined below), each Credit Party hereby acknowledges, stipulates, represents, warrants and agrees as follows:

(a) After giving effect to this Agreement, no Defaults or Events of Default have occurred and are continuing as of the date hereof.

(b) Each of the Borrower and the other Credit Parties has the full power, authority and legal right to enter into this Agreement and all documents, acknowledgments and instruments delivered in connection herewith, and this Agreement and such other documents, acknowledgments and instruments have been duly authorized by the board of directors or other governing body of the applicable Credit Party.

(c) This Agreement, all documents, acknowledgments and instruments delivered in connection herewith, the Credit Agreement, and the other Credit Documents constitute the legal, valid and binding obligations of the Borrower and the other Credit Parties and are enforceable against the Borrower and the other Credit Parties in accordance with their respective terms.

(d) Neither the execution, delivery and performance of this Agreement and all documents, acknowledgments and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or otherwise violate (i) any provision of the Borrower’s or any other Credit Party’s corporate charter or bylaws or other Organizational Documents or governing documents, and (ii) any law or regulation, any order or decree of any court or government instrumentality, or any agreement or document by which such party is bound, except in the case of clause (ii) to the extent as such conflict, breach or violation could not reasonably be expected to result in a Material Adverse Effect.

(e) The Liens of the Agent and each Lender in and on the Collateral are and continue to be valid, binding, perfected and enforceable first priority Liens (other than as may be permitted in the Credit Documents) which secure the Obligations, and no tax or judgment liens are currently of record against the Borrower or any other Credit Party (other than such tax or judgment liens that constitute Permitted Liens).

3. Amendments to Credit Documents. Upon the Effective Date:

(a) The Credit Agreement is hereby amended by inserting each of the provisions which appear with computerized underscoring and by deleting each of the provisions which appear with computerized strike-through in the document annexed hereto as Exhibit A, in each case in the appropriate and applicable places as shown therein.

(b) The form of Initial Approved Budget (Exhibit J to the Credit Agreement) is amended and replaced in its entirety with Exhibit J hereto.

(c) Item number seven (7) of Schedule 5.22 to the Credit Agreement is hereby amended by deleting the clause “90 days following the Closing Date” and inserting in lieu thereof the clause “May 2, 2011”.

4. Waiver. Upon the Effective Date, the Lenders hereby permanently waive the Waived Defaults.

5. Conditions Precedent. This Agreement shall be effective on the date when each of the following conditions precedent shall have been satisfied (such date, the “Effective Date”):

(a) The Agent shall have received (i) a counterpart signature page of this Agreement duly executed by each of the Credit Parties and (ii) a counterpart signature page of this Agreement duly executed by the Lenders.

(b) The Agent shall have received a duly executed and delivered amended registration rights agreement relating to the Existing Warrants (as defined below) and the Additional Warrants (as defined below), in form and substance satisfactory to the Borrower, USH I and USH II.

(c) The Agent shall have received all fees and other amounts due and payable to the Agent on or prior to the date hereof, including to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document.

(d) Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Agreement.

(e) The Agent shall have received: (a) (i) an original duly executed and delivered amended and restated Stock Purchase Warrant, in form and substance satisfactory to the Borrower, USH I and USH II, amending and restating that certain Stock Purchase Warrant (Certificate No. W-1) dated as of November 17, 2010 issued to USH I and USH II, in exchange for the originally issued Warrant and (ii) an original duly executed and delivered amended and restated Stock Purchase Warrant, in form and substance satisfactory to the Borrower, USH I and USH II, amending and restating that certain Stock Purchase Warrant (Certificate No. W-2) dated as of November 30, 2010 issued to USH I and USH II, in exchange for the originally issued Warrant (the warrants referred to in clauses (i) and (ii), together, the “Existing Warrants”); and (b) (i) an original counterpart signature page of the Stock Purchase Warrant (the “Additional

Warrants”) in form and substance satisfactory to the Borrower, USH I and USH II, delivery of such Additional Warrants to be in full substitution for the delivery of, and in satisfaction of the requirement to deliver such, Additional Warrants pursuant to that certain Waiver Agreement dated as of February 9, 2011, duly executed by the Borrower and (ii) copies of the favorable written opinions of counsel to the Credit Parties, each in form and substance reasonably satisfactory to the Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agent) with respect to the Existing Warrants (as amended), Additional Warrants and the transactions contemplated thereby (it being agreed that such opinions shall be satisfactory to the Agent to the extent that such opinions are substantially the same as the opinions delivered to the Agent in connection with the Warrants issued on or about the Closing Date). Upon delivery to the Agent of the Additional Warrants and the Existing Warrants, (as amended), all such warrants shall be in full force and effect and shall have been duly issued and delivered to USH I and USH II.

(f) The Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as Agent or Collateral Agent may reasonably request.

6. Limited Effect of Agreement. Except as expressly provided in this Agreement, the Credit Agreement and each other Credit Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed or otherwise construed to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Credit Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or any other Credit Document, or any rights or remedies arising in favor of the Agent and the Lenders under or with respect to any such documents. Any failure by the Credit Parties to comply with the terms hereof within the time period specified (including with respect to the requirements included in Section 6 of this Agreement) shall constitute an immediate Event of Default under the Credit Agreement (with any purported grace periods or notice requirements hereby waived by the Credit Parties).

7. Cash Flow Forecast. Attached as Exhibit C hereto is a 13-week cash flow forecast that constitutes a Cash Flow Forecast required to be delivered pursuant to Section 5.1(e) as of the first Wednesday in the month of March, 2011.

8. Amendment. No term of this Agreement (or the exhibits and schedules attached hereto) may be waived, modified or amended except in a writing signed by the Agent, the Lenders and the Credit Parties.

9. No Waiver. Except as expressly provided to the contrary in this Agreement, all the terms, conditions and provisions of the Credit Agreement and other Credit Documents shall continue in full force and effect.

10. Release of Obligations. The Credit Parties hereby waive, release, remise and forever discharge the Agent, Lenders, the Commitment Parties (as defined below) and each other Indemnitee from any and all actions, causes of action, suits or other claims of any kind or character, known or unknown, which any Credit Party ever had, now has or might hereafter have against the Agent, any Lender or any other Indemnitee which relate, directly or indirectly, to any acts or omissions of the Agent, any Lender or any other Indemnitee on or prior to the date hereof arising out of, in connection with, or otherwise relating to, the Credit Documents or any matter in connection therewith. The Credit Parties agree and confirm that the Commitment Letter dated as of November 17, 2010 provided by U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (the “Commitment Parties”) in favor of the Borrower has been terminated, and that neither of the Commitment Parties has any further obligation whatsoever thereunder.

11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

14. Survival. All representations, warranties, covenants and agreements made herein shall survive the execution, delivery and consummation of this Agreement.

15. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

16. Lender Co-operation. The Lenders agree to reasonably cooperate with the Borrower and its advisers in connection with the publicly announced refinancing transaction, including aspects relating to an orderly release of collateral security in a manner consistent with customary market practices. The foregoing notwithstanding, cooperation shall not include, and, as a result of the foregoing agreement, the Lenders shall not be under obligation to enter into, any agreement by the Lenders to any waivers, amendments, forbearance or similar arrangements, or the waiver or deviation by the Loan Parties to any of the terms and provisions of the Credit Documents, or an exercise of remedies by the Agents and Lenders in accordance with the terms of the Credit Documents.

17. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

K-V Pharmaceutical Company, as the Borrower

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and CEO

Zeratech Technologies USA, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

DrugTech Corporation, as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

ETHEX Corporation, as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

FP1096, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

Nesher Pharmaceuticals Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

[Signature Page to Amendment No. 2]

Nesher Solutions USA, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

Nesher Discovery Solutions, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

Ther-Rx Corporation, as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President

[Signature Page to Amendment No. 2]

U.S. HEALTHCARE I, L.L.C.,
as Agent and a Lender

By:	/s/ Kevin Fusco
	Name:	Kevin Fusco
	Title:	Authorized Person

U.S. HEALTHCARE II, L.L.C., as a Lender

By:	/s/ Kevin Fusco
	Name:	Kevin Fusco
	Title:	Authorized Person

[Signature Page to Amendment No. 2]

EXHIBIT A

Amendments to Credit Agreement

EXHIBIT B

Cash Flow Forecast

EXHIBIT J